   As filed with the Securities and Exchange Commission on
______________, 2000.                   Registration No. 333-94835


=====================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ------------------------
                           FORM SB-2/A-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ANCONA MINING CORPORATION
          (Name of small business issuer in its charter)

Nevada                        1081                88-0436055
----------------------------------------------------------------------
(State or Other               (Primary Standard   (IRS Employer
Jurisdiction of               Industrial          Identification #)
Organization)                 Classification Code)

ANCONA MINING CORPORATION               Conrad C. Lysiak, Esq.
1040 West Georgia Street                601 West First Avenue
Suite 1160                              Suite 503
Vancouver, B.C., Canada V6E 4H1         Spokane, Washington  99201
(604) 605-0885                          (509) 624-1475
----------------------------------------------------------------------
(Address and telephone of               (Name, address and telephone
registrant's executive office)          number of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration
Statement.

     If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

====================================================================

---------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
                                                  Aggregate
Securities          Amount To Be   Offering       Price Offering  Registration
To Be Registered    Registered     Per Share      Price           Fee (1)

Common Stock:  2,000,000 Shares    $0.10          $200,000        $ 100.00
---------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Prospectus

                     ANCONA MINING CORPORATION
                      SHARES OF COMMON STOCK
                  No Minimum - 2,000,000 Maximum

     Prior to this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Investing in the common in the common stock involves risks.
    See "Risk Factors" starting at page 6.

--------------------------------------------------------------------
                    Price          Aggregate           Proceeds
                    Per Share      Offering Price      to Us
--------------------------------------------------------------------
Common Stock        $0.10          $200,000            $150,000
--------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _________________, 2001.

                         TABLE OF CONTENTS

                                                       Page No.

SUMMARY OF PROSPECTUS    .    .    .    .    .    .    .   5

RISK FACTORS   .    .    .    .    .    .    .    .    .   6
 RISKS ASSOCIATED WITH OUR COMPANY .    .    .    .    .   6
 RISKS ASSOCIATED WITH THIS OFFERING         .    .    .   8

USE OF PROCEEDS     .    .    .    .    .    .    .    .  10

DETERMINATION OF OFFERING PRICE    .    .    .    .    .  11

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES     .    .  11

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING  .    .    .  12

BUSINESS  .    .    .    .    .    .    .    .    .    .  14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL  CONDITION AND RESULTS OF OPERATIONS   .    .  18

MANAGEMENT          .    .    .    .    .    .    .    .  20

EXECUTIVE COMPENSATION   .    .    .    .    .    .    .  22

PRINCIPAL STOCKHOLDERS        .    .    .    .    .    .  23

DESCRIPTION OF SECURITIES     .    .    .    .    .    .  24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.   .    .  25

LITIGATION     .    .    .    .    .    .    .    .    .  25

EXPERTS   .    .    .    .    .    .    .    .    .    .  25

LEGAL MATTERS  .    .    .    .    .    .    .    .    .  25

FINANCIAL STATEMENTS     .    .    .    .    .    .    .  26

--------------------------------------------------------------------
                        SUMMARY OF PROSPECTUS
--------------------------------------------------------------------

     This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information about Our Company

      We are an exploration company.  We own one property.  We intend
to explore for gold on our property.   We incorporated in the State
of Nevada on September 7, 1999 and we have not generated any revenues from operations. See the "Business" section for a more detailed description of our business operations.

     On September 8, 1999 we issued 5,000,000 shares of common stock to Hugh Grenfal and Sergei Stetsenko, our officers and directors pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

     Our administrative office is located at 1040 West Georgia Street, Suite 1160, Vancouver, British Columbia, Canada V6E 4H1, telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

The Offering

     Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the Offering" in this prospectus for a more detailed description of the terms of the offering.

Securities Being Offered .    .    Up to 2,000,000 shares of common
                                   stock, par value $0.00001.
Offering Price per Share      .    $ 0.10
Offering Period     .    .    .    The shares are being offered for a
                                   period not to exceed 90 days
                                   unless extended by our board of
                                   directors for an additional 90
                                   days.
Net Proceeds to Our Company   .    Approximately $150,000. See "Use
                                   of  Proceeds."
Use of Proceeds          .    .    We will use the proceeds to pay
                                   for offering expenses, research
                                   and exploration. See "Use of
                                   Proceeds."
Number of Shares Outstanding
 Before the Offering     .    .    5,000,000 See "Description of
                                   Securities."

Number of Shares Outstanding
 After the Offering .    .    .    7,000,000 See "Description of
                                   Securities."

      We will sell the shares in this offering through Hugh Grenfal,
Jr., one of our officers and directors.      Mr. Grenfal intends to
offer the shares through advertisements and investment meetings and to friends of our officers and directors.

      We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

--------------------------------------------------------------------
                             RISK FACTORS
--------------------------------------------------------------------

     Please consider the following risk factors before deciding to invest in the common stock.

Risks Associated with our company:

     1.   We lack an operating history     and have losses which we
expect to continue into the future.

     We were incorporated in September 1999 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $294,522. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

     *    our ability to locate a profitable mineral property
     *    our ability to generate revenues
     *    our ability to reduce exploration costs.

   Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

     2. We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold that production will be profitable.

      We have no known ore reserves. We have not identified any gold on the property and we cannot guaranty we will ever find any gold. Even if we find that there is gold on our property, we cannot guaranty that we will be able to recover the gold. Even if we recover gold, we cannot guaranty that we will make a profit.

     3. We must complete this offering to raise money for exploration.

     We are in the very early exploration state and need the proceeds from our offering to start exploring for gold. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations.

     4. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

          While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claims to be impassible. When roads are impassible, we are unable to work and generate income.

     5. Because we are small and do not have much capital, we must limit our exploration.

     Because we are small and do not have much capital, we must limit our exploration. There are other larger exploration companies that could and probably would spend more time and money in exploring our property.

     6. We may not have access to all of the supplies and materials we need.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     7. If we do not find mineralized material we will cease operations.

     Our success depends on finding mineralized material. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

     8.  We may not have enough money to complete our exploration.

     We may not have enough money to complete our exploration of our property. If it turns our that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can't raise it, we will have to suspend or cease operations.

Risks associated with this offering:

     9. Because we are a penny stock, you may not be able to sell our shares.

     Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares.

     10. After this offering, control of the company will remain with Messrs. Grenfal and Stetsenko.

     Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Grenfal and Stetsenko will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Grenfal and Stetsenko will be able to elect all of our directors and control our operations.

     11. Messrs. Grenfal and Stetsenko are supplying only the property, a loan and a small amount of cash while you on the other hand will be providing all the cash for operations.

     Messrs. Grenfal and Stetsenko, our only shareholders will receive a substantial benefit from your investment. They are supplying the property to be explored which is valued at $2,644, cash of $820 and a loan of $17,541 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs Grenfal and Stetsenko will lose only approximately $21,000.

     12.  Messrs. Grenfal and Stetsenko's control     prevents you
from causing a change in the course of our operations.

     Because Messrs. Grenfal and Stetsenko will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As
such, the value attributable to the right to vote is gone.   This
could result in a reduction in value to the shares you own because of the ineffective voting power.

     13.  There is no public trading market for our common stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     14. There is no minimum number of shares that must be sold and we will not refund any funds to you.

     There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

     15. Sales of common by our officers and directors will likely cause the market price for the common stock to drop.

     A total of 5,000,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.055 . They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Cautionary statement regarding forward looking statements.

     Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

--------------------------------------------------------------------
                           USE OF PROCEEDS
--------------------------------------------------------------------

      Our offering is being made on a "best efforts - no minimum basis." The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used offering expenses. We will use the net proceeds as follows:

Amount raised       $ 50,000  $100,000  $150,000  $200,000

                              Allocation

Offering expenses   $ 50,000  $ 50,000  $  50,000 $  50,000
Exploration         $      0  $ 50,000  $ 100,000 $ 140,000
Working capital     $      0  $      0  $       0 $  10,000

     Exploration expenditures consist of consulting services, costs of obtaining geologic literature, and costs of obtaining personal interviews with geologists, mining engineers and others familiar with
the properties.     Because the property is undeveloped, information
we may obtain from geologists, mining engineers and others familiar with the property will assist us with our exploration.

     Exploration expenditures also include the cost of mapping, geophysical testing, geochemical testing, and digging trenches, pits and tunnels. We are not going to spend any sums of money or implement our exploration program until this offering is completed.

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

     Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary of for one secretary, if needed.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

--------------------------------------------------------------------
                   DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily
determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our
assets, earnings, book value or other criteria of value.     The
factors used to determine the offering price were:

   *      our lack operating history
   *      the proceeds to be raised by the offering
   * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
   *      our relative cash requirement
   * the price we believe a purchaser is willing to pay for our stock.

   See "Plan of Distribution; Terms of the Offering."

--------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
--------------------------------------------------------------------

     "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. See "Principal Stockholders."

     As of September 30, 2000, the net tangible book value of our shares of common stock was a deficit of $(24,683) or approximately $nil per share based upon 5,000,000 shares outstanding.

     Upon completion of this offering the net tangible book value of the 7,000,000 shares to be outstanding, assuming all shares are sold, will be $125,317, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per Share.

     After completion of this offering, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.056 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS
Price per share     .    .    .    .    .    .    .    .    $    0.05
Net tangible book value per share before offering .    .    $     nil
Net tangible book value per share after offering       .    $    0.02
Increase to present stockholders in net tangible book
 value per share after offering    .    .    .    .    .    $    0.02
Capital contributions    .    .    .    .    .    .    .    $ 275,000
Number of shares outstanding before the offering . . 5,000,000 Number of shares after offering
 held by existing stockholders     .    .    .    .    .    5,000,000
Percentage of ownership after offering  .    .    .    .       71.43%

PURCHASERS OF SHARES IN THIS OFFERING
Price per share .   .    .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    .    $    0.08
Net tangible book value per share after the offering.  .    $    0.02
Capital contributions    .    .    .    .    .    .    .    $ 200,000
Number of shares after offering
 held by public investors     .    .    .    .    .    .    2,000,000
Percentage of ownership after offering  .    .    .    .       28.57%

--------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
--------------------------------------------------------------------

Offering Will Be Sold By One of Our Officers

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through Hugh Grenfal, Jr., one of our officers and directors. Mr. Grenfal will receive no commission from the sale of any shares. Mr. Grenfal will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

     4. All of such persons meet the conditions of Paragraph
(a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     We intend to advertise and hold investment meetings in various
states where the offering will be registered.     We intend to
register the shares in the states of Colorado, New York and Wyoming.
      We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering period and expiration date

     This offering will commence on the date of this prospectus and
continue for a period of   90  days.  We may extend the offering
period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for purchasing shares

     If you decide to purchase any shares in this offering, you must

     1. execute and deliver a subscription agreement. A subscription agreement is your acceptance of our offer to sell you shares of common stock. We will review your executed subscription agreement and decide if we will accept your offer to buy or our shares. If we do, the subscription agreement will be signed by us and a copy will be returned to you.

     2. deliver a check or certified funds to us for acceptance or rejection.

All checks for the purchase of shares must be made payable to "ANCONA MINING CORPORATION."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

--------------------------------------------------------------------
                             BUSINESS
--------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on September 7, 1999. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is located at 1040 West Georgia Street, Suite 1160, Vancouver, British Columbia, Canada V6E 4H1. Our telephone number is
(604) 605-0885.

Background

      We are an exploration stage company. There is no assurance that a commercially viable mineral deposit exists on our property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

     In September 1999, Hugh Grenfal our President and a member of the board of directors, acquired one mineral property containing three mining claims in British Columbia, Canada by arranging the staking of the same through a third party. Canadian jurisdictions allow a mineral explorer to claim of portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The claimed area is called a claim and the process of posting the area is known as staking. Mr. Grenfal paid the unrelated third party $1,353 to stake the claims. The claims are recorded in Mr. Grenfal's name for tax purposes, however, title to the claims has been conveyed to us by an unrecorded deed. To date we have not performed any work on our property.

      The claims are recorded in Mr. Grenfal's name to a avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded warranty deed. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay the additional fees, and file as a foreign corporation.

     Accordingly, the title to the property is superior to all other unrecorded deeds. Should Mr. Grenfal transfer title to another person and that deed is recorded prior to recordation of our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. Grenfal will be liable to us for monetary damages for breach of his warranty of title.

Location and Access

     The property is located 290 kilometers east of Vancouver, near Beaverdell on the West Kettle River. The property is located within the West Kettle River valley, south from the village of
Beaverdell, in south central British Columbia, Canada.     Highway 33
runs through the center of the property and several secondary roads and trails provide access to most parts of the property.

Physiography

     The property is situated within the Monashee Mountains of the Southern Interior Physiographic Region, and elevations range from 2,500 feet along the West Kettle River to 5100 feet at the extreme western edge of the property.

     Slopes within the claim area are generally steep except for the bottom of the West Kettle River valley and the height of land within the property. Vegetation consists mainly of fir; larch and pine, much of it mature second growth. Some of the area has been recently logged or burned over. There is relatively little underbrush, and open grassy areas are not uncommon. Outcrops are fairly sparse except locally on the east flanks of ridges, where small bluffs with talus aprons occur.

     The climate features warm summers and mild winters. The West Kettle Valley is fairly dry in the summers, although not as dry as the Okanagan valley to the west. Average yearly precipitation is 20 inches. A snow pack of 3-5 feet begins to accumulate in November and lingers in places into May. The moderate climate in the project area
allows for     possible      year round exploration.

      The process by which the features of the property and the minerals it may contain were determined by Mr. Grenfal through personal observations.

Property Geology

     The major type of rock found on the property is quartz. Gold, silver and copper are found in quartz veins. We have determined that there are quartz veins on the property. We have not determined if there is any gold, silver or copper in the quartz veins.

Our Proposed Exploration Program

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with mapping and testing the subsurface of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide.

     These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient restoration of the property as a result of our exploration.

     Once excavation of a trench is completed we will take samples and analyze them for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost about $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are:

   *      more extensive trenching
   *      more advanced geophysical work
   *      drift driving

     Drift driving is the process of constructing a tunnel to take samples of mineralized material for testing. Later, the tunnel can
be used for  extraction of the mineralized material.   The
geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost about $20,000.

     Phase 3 is aimed at outlining some mineralized material and a tonnage and establish an average grade of mineralized material. This is accomplished through extensive drift driving. Mineralized material
is not a     reserve until a comprehensive evaluation based upon unit
cost, grade, recoveries, and other material factors concludes legal
and economic feasibility.      Mineralized material is a mineralized
body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metals. Such a deposit does not qualify as a reserve, until a comprehensive evaluation based upon unit cost, grade, recoveries, and other material factors conclude legal and economic feasibility.

     Phase 3 will take about 6 months and cost about $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Regulations

     Our mineral exploration program is subject to the Canadian
Mineral Tenure Act Regulation.  This act sets forth rules for

     *    locating claims
     *    posting claims
     *    working claims
     *    reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws in order to operate our business.
Compliance with these rules and regulations will not effect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations effecting:

     1.   Health and Safety
     2.   Archaeological Sites
     3.   Exploration Access

     We are in compliance with the foregoing act and will continue to comply with the act in the future. Because of our proposed limited operations, we believe the costs and effects associated with complying with the environmental laws will not have a material adverse affect upon our operations. At the present time we cannot estimate the costs of complying with the environmental laws.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Hugh Grenfal and Sergei Stetsenko, our officers and directors.

Employees and Employment Agreements

     At present, we have no employees, other than Messrs. Grenfal and
Stetsenko, our officers and directors, who   were compensated for
their services. Messrs. Grenfal and Stetsenko do not have employment agreements with us. Messrs. Grenfal and Stetsenko are not full-time employees and devote approximately 25% of their time our operations. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

--------------------------------------------------------------------
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS
--------------------------------------------------------------------

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

     In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business.
What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find
alternative   sources, such as a second public offering, a private
placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we     plan to conduct
research and exploration of our property before we commence
production of any minerals we may find. We only have only an
unrecorded deed to  one property.      We are seeking equity
financing in order to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception on September 7, 1999

     We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on September 7, 1999 to June 30, 2000 was $133, as a result of proceeds received from advances from directors.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock through a Section
4(2) offering in September 1999. This was accounted for as a compensation expense of $271,536 and advances and reimbursement expenses of $3,464.

     As of September 30, 2000 our total assets were $3,072 and our total liabilities were $27,775.

--------------------------------------------------------------------
                            MANAGEMENT
--------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present sole officer and director is set forth below:

Name and Address         Age       Position(s)

Hugh Grenfal, Jr.        31        President, Treasurer, Chief
3337 West 30th Ave.                Financial Officer and a member of
Vancouver, B.C.                    the Board of Directors
Canada V6S 1W3

Sergei Stetsenko         30        Secretary and a member of the
704 - 1155 Beach Ave.              Board of Directors
Vancouver, B.C.
Canada V6E 1V2

     The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

     Hugh Grenfal, Jr. has been our President, Treasurer, Chief Financial Officer and a member of our board of directors since inception. From January 1991 to June 1996 , Mr. Grenfal was President of Booker Gold Explorations Ltd., an exploration corporation located in Vancouver, British Columbia. Since October 1996, Mr. Grenfal has been a Director of Callinan Mines Ltd., a mining and exploration corporation located in Vancouver, British Columbia with revenue producing copper and zinc properties located in Manitoba, Canada. From June 1999 to March 2000, Mr. Grenfal was President of Paxton Mining Corporation located in Vancouver, British Columbia. Paxton Mining Corporation was an exploration company. Since September 1999, Mr. Grenfal has been President of Palal Mining Corporation located in Vancouver, British Columbia. Palal Mining Corporation is an exploration company. Since September 1999, Mr. Grenfal has been President of Camden Mining Corporation located in Vancouver, British Columbia. Camden Mining Corporation is an exploration company. Mr. Grenfal is currently not a full-time employee with another entity.

     Sergei Stetsenko has been  our   Secretary and a member of the
board of directors since inception. From December 1994 to June 1996, Mr. Stetsenko was the operations manager of Booker Gold Explorations Ltd. His responsibilities included overseeing and implementation of exploration programs and a member of the Hearne Hill copper deposit discovery team. From October 1996 to the present, Mr. Stetsenko was the operations manager of exploration for Callinan Mines Limited. Since September 1999, Mr. Stetsenko has been Secretary of Palal Mining Corporation located in Vancouver, British Columbia. Palal Mining was an exploration company. Since September 1999, Mr. Stetsenko has been Secretary of Camden Mining Corporation located in Vancouver, British Columbia. Camden Mining Corporation is an
exploration  company.   Mr. Stetsenko is currently not a full-time
employee with another entity.

Conflicts of Interest

     We believe that Hugh Grenfal and Sergei Stetsenko will be subject to conflicts of interest. The conflicts of interest arise from Messrs. Grenfal and Stetsenko's relationship with other mining and exploration corporations. In the future, Messrs. Grenfal and Stetsenko will continue to be involved in the mining and exploration business for other entities and such involvement could create conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties. The only conflict that we foresee is Messrs. Grenfal and Stetsenko's devotion of time to projects that do not involve us.

     Specifically, Hugh Grenfal is an officer and director of Callinan Mines Ltd., Palal Mining Corporation, and Camden Mining Corporation, all of which are engaged in the mining or exploration business. Mr. Stetsenko is the operations manager of Callinan Mines Limited and an officer and director of Palal Mining Corporation and Camden Mining Corporation, all of which are engaged in the mining or exploration business. Presently, none of the foregoing operate mines or receive royalties from properties operated by others with the exception of Callinan Mines Ltd. which receives CDN$149,000 from a copper zinc mine in Flin Flon, Manitoba operated by Hudson Bay & Smelting Co. Neither we nor our officers are affiliated with Hudson Bay & Smelting Co. In the future, however, such corporations could begin operating mines.

--------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
--------------------------------------------------------------------

          Messrs. Grenfal and Stetsenko, our officers and directors, were compensated in shares of common stock for their services and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations. Mr. Grenfal received 2,500,000 shares of common stock valued at $137,500. Mr. Stetsenko received 2,500,000 shares of common stock valued at $137,500.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may also advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------
                      PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address         Number of      Number         Percentage of
Beneficial               Shares Before  of Shares      of Ownership
Owner [1]                Offering       After Offering After Offering

Hugh Grenfal             2,500,000      2,500,000      35.71%
3337 West 30th Ave.
Vancouver, B.C.
Canada V6S 1W3

Sergei Stetsenko         2,500,000      2,500,000      35.71%
704 - 1155 Beach Ave.
Vancouver, B.C.
Canada V6E 1V2
------------------
All Officers and Directors
as a Group (2)           5,000,000      5,000,000      71.43%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Grenfal and Stetsenko are the only "promoters" of our company.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of common stock were issued to the existing Stockholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See "Dilution of the Price You Pay for Your Shares-Restricted Shares Eligible for Future Sale."

--------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
--------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present
stockholders will own approximately     71%      of our outstanding
shares. See "Principal Stockholders."

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

     After we complete this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to you certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

--------------------------------------------------------------------
           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------

     In September 1999, we issued a total of 5,000,000 shares of restricted common stock to Hugh Grenfal and Sergei Stetsenko, officers and directors of our company. This was accounted for as a compensation expense of $271,536 and advances and reimbursement expenses of $3,464.

--------------------------------------------------------------------
                            LITIGATION
--------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.

--------------------------------------------------------------------
                              EXPERTS
--------------------------------------------------------------------

     Our financial statements for the period from inception to September 10, 1999, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

--------------------------------------------------------------------
                           LEGAL MATTERS
--------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

---------------------------------------------------------------------
                       FINANCIAL STATEMENTS
--------------------------------------------------------------------

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an Independent Certified Public
Accountant.

     Our audited financial statement from inception to September 30, 2000 immediately follows:


   INDEPENDENT AUDITOR'S REPORT                             F-1

   FINANCIAL STATEMENTS

     Balance Sheet                                          F-2

     Statement of Operations and Accumulated Deficit        F-3

     Statement of Stockholders' Equity                      F-4

     Statement of Cash Flows                                F-5

   NOTES TO FINANCIAL STATEMENTS                            F-6

Board of Directors
Ancona Mining Corporation
Vancouver, BC
Canada

                      INDEPENDENT AUDITOR'S REPORT

     We have audited the accompanying balance sheet of Ancona Mining Corporation, (an exploration stage enterprise), as of September 30, 2000, and the related statements of operations and accumulated deficit, stockholders' equity (deficit) and cash flows for the three months ended September 30, 2000, for the period from September 7, 1999 (inception) to September 30, 1999, and for the period from September 7, 1999 (inception) to September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ancona Mining Corporation, as of September 30, 2000, and the results of its operations and its cash flows for the three months ended September 30, 2000, for the period from September 7, 1999 (inception) to September 30, 1999, and for the period from September 7, 1999 (inception) to September 30, 2000, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has been in the exploration stage since its inception on September 7, 1999. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
November 26, 2000

                       ANCONA MINING CORPORATION
                   (AN EXPLORATION STAGE ENTERPRISE)
                             BALANCE SHEETS

                                             September 30,  June 30,
                                             2000           2000
   ASSETS

   CURRENT ASSETS
    Cash                                     $       17     $     57
                                             ----------     --------
     Total Current Assets                            17           57
                                             ----------     --------
   OTHER ASSETS
    Security deposit                                411          411
    Mining claims                                 2,644        2,644
                                             ----------     --------
     Total Other Assets                           3,055        3,055
                                             ----------     --------

     TOTAL ASSETS                            $    3,072     $  3,112
                                             ==========     ========

   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

   CURRENT LIABILITIES
    Accounts payable                         $    5,670     $  1,758
    Accounts payable, related parties            22,085       20,876
                                             ----------     --------
     Total Current Liabilities                   27,755       22,634
                                             ----------     --------
   COMMITMENTS AND CONTINGENCIES                     -            -
                                             ----------     --------
   STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock, 100,000,000 shares authorized,
     $0.00001 par value; 5,000,000 shares issued
     and outstanding                                 50           50
    Additional paid-in capital                  274,950      274,950
    Deficit accumulated during
     exploration stage                         (299,683)    (294,522)
                                             ----------     --------
     Total Stockholders' Equity (Deficit)       (24,683)     (19,522)
                                             ----------     --------
   TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY (DEFICIT)                         $    3,072     $  3,112
                                             ==========     ========






     The accompanying notes are an integral part of these financial statements.

                       ANCONA MINING CORPORATION
                   (AN EXPLORATION STAGE ENTERPRISE)
                        STATEMENTS OF OPERATIONS


                                          For the       For the
                                          Period From   Period From
                                          September 7,  September 7,
                           For the        1999          1999
                           Three Months   (Inception)   (Inception)
                           Ended          to            to
                           September 30,  September 30, September 30,
                           2000           1999          2000

   REVENUES              $         -    $         -    $         -
                         ------------   ------------   ------------
   EXPENSES
    Consulting services
     provided by directors         -         271,536        271,536
    Professional fees           3,512             -          24,848
    Rent                        1,209             -           2,030
    General and
     administrative               440            577          1,159
    Mining exploration             -             110            110
                         ------------   ------------   ------------
     Total Expenses             5,161        272,223        299,683
                         ------------   ------------   ------------
   LOSS FROM OPERATIONS        (5,161)      (272,223)      (299,683)

   INCOME TAXES                    -              -              -
                         ------------   ------------   ------------
   NET LOSS              $     (5,161)  $   (272,223)  $   (299,683)
                         ============   ============   ============

   NET LOSS PER COMMON SHARE,
   BASIC AND DILUTED     $        nil   $      (0.05)  $      (0.06)
                         ============   ============   ============
   WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK SHARES OUTSTANDING,
   BASIC AND DILUTED        5,000,000      5,000,000      5,000,000












     The accompanying notes are an integral part of these financial statements.

                       ANCONA MINING CORPORATION
                   (AN EXPLORATION STAGE ENTERPRISE)
              STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                            Deficit
                                            Accumulated Total
                Common Stock     Additional During      Stockholders'
                Number           Paid-In    Exploration Equity
                of Shares Amount Capital    Stage       (Deficit)

   Issuance of
    common stock
    for expenses,
    mining claims,
    and in payment
    of advances
    at approximately
    $0.055 per
    share            5,000,000 $  50 $  274,950 $        -   $   275,000

   Loss for period
    ended June 30,
    2000                    -     -          -     (294,522)    (294,522)
                    ---------- ----- ---------- -----------  -----------
   Balance,
    June 30, 2000    5,000,000    50    274,950    (294,522)     (19,522)

   Loss for the
    three months
    ended September
    30, 2000                -     -          -       (5,161)      (5,161)
                    ---------- ----- ---------- -----------  -----------
   Balance, September
    30, 2000         5,000,000 $  50 $  274,950 $  (299,683) $   (24,683)
                    ========== ===== ========== ===========  ===========

















     The accompanying notes are an integral part of these financial statements.

                       ANCONA MINING CORPORATION
                   (AN EXPLORATION STAGE ENTERPRISE)
                        STATEMENTS OF CASH FLOWS
                                          For the       For the
                                          Period From   Period From
                            For the       9-7-99        9-7-99
                            Three Months  (Inception)   (Inception)
                            Ended         to            to
                            9-30-00       9-30-99       9-30-00
   CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss             $      (5,161) $    (272,223) $    (299,683)
    Adjustments to reconcile
     net loss to net cash used
     by operating activities:
    Increase in accounts
     payable                     5,121             -          27,755
    Increase in deposits            -              -            (411)
    Expenses paid by issuance
     of stock                       -         272,223        272,223
                         -------------  -------------  -------------
   Net cash used by operating
    activities                     (40)            -            (116)
                         -------------  -------------  -------------
   CASH FLOWS FROM INVESTING
    ACTIVITIES                      -              -              -
                         -------------  -------------  -------------
   CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from advances          -             133            133
                         -------------  -------------  -------------
   Net cash provided by
    financing activities            -             133            133
                         -------------  -------------  -------------
   Change in cash                  (40)           133             17
   Cash, beginning of
    period                          57             -              -
                         -------------  -------------  -------------
   Cash, end of period   $          17  $         133  $          17
                         =============  =============  =============

   SUPPLEMENTAL DISCLOSURES:
    Interest paid in cash$          -   $          -   $          -
                         =============  =============  =============
    Income taxes paid,
     in cash             $          -   $          -   $          -
                         =============  =============  =============
   NON-CASH TRANSACTIONS
    Stock issued in exchange
    for expenses paid    $          -   $     272,223  $     272,223
    Stock issued in payment
     of advances         $          -   $         133  $         133
    Stock issued in exchange
     for mining claims   $          -   $       2,644  $       2,644

    The accompanying notes are an integral part of these financial statements.

                       ANCONA MINING CORPORATION
                   (AN EXPLORATION STAGE ENTERPRISE)
                   NOTES TO THE FINANCIAL STATEMENTS
                           September 30, 2000

   NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

   Ancona Mining Corporation (hereinafter "the Company") was incorporated on September 7, 1999 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company's fiscal year end is June 30.

   NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

   Accounting Method
   The Company's financial statements are prepared using the accrual method of accounting.

   Use of Estimates
   The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

   Exploration Stage Activities
   The Company has been in the exploration stage since its formation in September 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

   Foreign Currency Valuation
   Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the year-end exchanges rates, and revenue and expenses are translated at the average exchange rates during the period. Exchange differences arising on translation are disclosed as a separate component of stockholders' equity. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

                       ANCONA MINING CORPORATION
                   (AN EXPLORATION STAGE ENTERPRISE)
                   NOTES TO THE FINANCIAL STATEMENTS
                           September 30, 2000

   NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Cash and Cash Equivalents
   For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

   Fair Value of Financial Instruments
   The carrying amounts for cash and payables approximate their fair value.

   Concentration of Risk
   The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in U.S. dollars, which totaled $17 as of September 30, 2000. This account is not insured.

   Derivative Instruments
   In June 1998, the Financial Accounting Standards Board issued
Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

   At September 30, 2000, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

   Impaired Asset Policy
   In March 1995, the Financial Accounting Standards Board issued statement (SFAS) No. 121 titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. The Company does not believe any adjustments are needed to the carrying value of its assets at September 30, 2000.

                       ANCONA MINING CORPORATION
                   (AN EXPLORATION STAGE ENTERPRISE)
                   NOTES TO THE FINANCIAL STATEMENTS
                           September 30, 2000

   NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Exploration Costs
   In accordance with generally accepted accounting principles, the Company will expense exploration costs as incurred.

   Compensated Absences
   Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

   Provision for Taxes
   At September 30, 2000, the Company had a net operating loss of approximately $290,000 since its inception in September 1999. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

   Basic and Diluted Loss Per Share
   Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

   Going Concern
   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

   As shown in the accompanying financial statements, the Company has incurred a net loss of $299,683 for the period from September 7, 1999 (inception) to September 30, 2000 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                       ANCONA MINING CORPORATION
                   (AN EXPLORATION STAGE ENTERPRISE)
                   NOTES TO THE FINANCIAL STATEMENTS
                           September 30, 2000

   NOTE 3 - COMMON STOCK

   The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

   In January 2000 the Company, through Mr. Hugh Grenfal, its president and a member of the Board of Directors, acquired 100% of the rights, titles and interests in six mining claims in Casino-Red Cap property, Columbia River Valley, BC. Payment of $42 was required to record the six mining claims. These amounts were paid by the shareholders and repaid by the Company

   On September 10, 1999, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment of consulting services in the amount of $271,536 and repayment of expenses of $687, mining claims of $2,644 and advances of $133. These shares were issued pursuant to exemption from registration contained in Section 4 (2) of the Securities Act of 1933.

   In September 1999, the Company, through Mr. Hugh Grenfal, president and a member of the Company's board of directors, acquired three mineral claims in British Columbia, Canada. These claims are commonly known as the Marmot, Wombat and Amax.

   NOTE 4 - LEASES

   On March 31, 2000, the Company entered into a lease agreement with Callinan Mines Limited for a period of approximately three years for $607 Canadian dollars per month. As of September 30, 2000, this is equivalent to approximately $403 U.S. per month. The lease expires on June 29, 2003.

   The minimum future lease payments as of June 30, 2000 for the remaining life of the lease are:

   Fiscal Year Ended June 30:      Amount
          2001                     $  3,627
          2002                        4,836
          2003                        4,836
                                   --------
   Total minimum lease payments    $ 13,299
                                   ========

                       ANCONA MINING CORPORATION
                   (AN EXPLORATION STAGE ENTERPRISE)
                   NOTES TO THE FINANCIAL STATEMENTS
                           September 30, 2000

   NOTE 5 - RELATED PARTIES

   The Company occupies office space provided by Mr. Grenfal, its president, in his capacity as vice president and director of Callinan Mines Limited. On March 31, 2000, the Company entered into a lease agreement with Callinan for a period of approximately three years. See
Note 4.

   The shareholders of the Company paid expenses and advanced funds on behalf of the Company, and were repaid by issuance of common stock. See
Note 3.

   In addition, the Company's president has advanced additional monies in payment of the Company's professional fees. These funds have been recorded as a related party payable, which totaled $19,105 at September 30, 2000.

   NOTE 6 - COMMITMENTS AND CONTINGENCIES

   The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.
   Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

   The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. When the Company's registration statement is declared effective by the Securities and Exchange Commission, $10,000 will be payable, in full, to the Company's attorney.

           PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     1.   Article XII of the  Articles  of  Incorporation  of the
company, filed as Exhibit 3.1 to the Registration Statement     provides
that the corporation will indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

     2.   Article XI of the  Bylaws  of the company,  filed as  Exhibit
3.2 to the Registration Statement

    provides that the Corporation shall
indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Derivative Action

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

     Successful Defense.

   To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Authorization.

     Any indemnification (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders.

     Anyone making such a determination under this Paragraph may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

     Advances.

     Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized.

     Nonexclusivity.

     The indemnification provided in the Bylaws isl not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Insurance.

     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     "Corporation" Defined.

     For purposes of the Bylaws, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

3.   Nevada Revised Statutes, Chapter 78,     sections 751 and 752
provide:

     78.751 Indemnification of officers, directors, employees and agents; advancement of expenses.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a) By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

     (a) The creation of a trust fund.

     (b) The establishment of a program of self-insurance.

     (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

     (d) The establishment of a letter of credit, guaranty or surety.

     No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     4. In the absence of fraud:

     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     (b) The insurance or other financial arrangement: (1) Is not void or voidable; and

     (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

   SEC Registration Fee                 $    100.00
   Printing Expenses                       6,500.00
   Accounting Fees and Expenses            5,000.00
   Legal Fees and Expenses                25,000.00
   Blue Sky Fees/Expenses                  5,000.00
   Transfer Agent Fees                     3,000.00
   Miscellaneous Expenses                  5,400.00
                                        -----------
   TOTAL                                $ 50,000.00
                                        ===========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address         Date      Shares    Consideration
-------------------      -------   ------    ----------------------
Hugh Grenfal             9/07/99   2,500,000 Services of $135,768
3337 W. 30th Avenue                          and reimbursement of
Vancouver, British Columbia                  expenses and advances
Canada   V7S 1W3                             of $1,732.

Sergei Stetsenko         9/07/99   2,500,000 Services of $135,768
704 -1155 Beach Avenue                       and reimbursement of
Vancouver, British Columbia                  expenses and advances
Canada V6E 1V2                               of $1,732.

     We issued the foregoing restricted shares of common stock to Messrs. Grenfal and Stetsenko pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Grenfal and Stetsenko are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
-------------- ------------------------------------------------------
    3.1*       Articles of Incorporation.
    3.2*       Bylaws.
    4.1*       Specimen Stock Certificate.
    5.1*       Opinion of Conrad C. Lysiak, Esq. regarding the legality
               of the Securities being registered.
   10.1*       Marmot Mining Claim.
   10.2*       Wombat Mining Claim.
   10.3*       Bill of Sale.
   10.4*       Amax Mining Claim.
   10.5*       Statement of Trustee.
   23.5        Consent of Williams & Webster, P.S., Certified Public
               Accountants.
   23.6        Consent of Conrad C. Lysiak, Esq.
   27.2*       Financial Data Schedule.
   99.1*       Subscription Agreement.

   *    Previously filed.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. File, during any period in which is offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law of high end of the estimated maximum offering range may be reflect in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this amendment to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 1st day of February, 2001.

                         ANCONA MINING CORPORATION

                         BY:  /s/ Hugh Grenfal, Jr.
                              Hugh Grenfal, Jr.,  President, Principal
                              Executive Officer, Treasurer, Principal
                              Accounting Officer, and Principal Financial
                              Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hugh Grenfal, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                         Date

/s/ Hugh Grenfal, Jr.    President, Principal          2/1/2001
Hugh Grenfal, Jr.        Executive Officer, Treasurer,
                         Principal Accounting Officer,
                         Principal Financial Officer, and
                         a member of the Board of
                         Directors

/s/ Sergei Stetsenko     Secretary and a member of the 2/1/2001
Sergei Stetsenko         Board of Directors